Exhibit 10.2
FIFTH AMENDMENT
TO
CHICO’S FAS, INC. EXECUTIVE SEVERANCE PLAN
WHEREAS, Chico’s FAS, Inc. (the “Employer”) maintains the Chico’s FAS, Inc. Executive Severance Plan (the “Plan”) for the benefit of its eligible employees;
WHEREAS, the Employer deems it necessary and desirable to amend the Plan to provide that the Chief Executive Officer of the Employer is eligible to participate in the Plan; and
WHEREAS, this Fifth Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of the amendment;
NOW, THEREFORE, by virtue of the authority reserved to the Employer by Section 7.01 of the Plan, the Plan is hereby amended, effective October 15, 2015, as follows:

1.	The first paragraph of Section 3.01of the Plan is hereby amended in its entirety to read as follows:
The Chief Executive Officer of the Sponsor and all Executive Vice Presidents, Senior Vice Presidents and Group Vice Presidents of Sponsor or Affiliate shall be eligible to participate in the Plan and to receive Benefits under the Plan, provided that they meet all the requirements stated herein, as determined by the Plan Administrator on a case-by-case basis and, further provided, that such Chief Executive Officer of the Sponsor and Executive Vice Presidents, Senior Vice Presidents and Group Vice Presidents of Sponsor or Affiliate are not already subject to an employment agreement or another arrangement with Sponsor or Affiliate that provides for severance benefits.

2.	Section 4.01(a) of the Plan is hereby amended to add a new sentence to the end thereto which shall read as follows:
Notwithstanding the preceding, a Terminated Employee who was the Chief Executive Officer of the Sponsor shall receive an amount equal to 24 months of the Employee’s Annual Base Salary.

3.	Section 4.01(c) of the Plan is hereby amended in its entirety to read as follows:
(c)    COBRA Benefits.
For each Terminated Employee (other than the Chief Executive Officer of the Sponsor) who, upon such Employee’s Employment Termination Date, is enrolled in Sponsor or Affiliate’s Medical and Dental Insurance plans and, as a result is entitled to elect continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), Sponsor or Affiliate will fully subsidize the COBRA premium cost during the Severance Period. Thereafter, the Terminated Employee shall be responsible for paying 100% of the COBRA premium costs. The Chief Executive Officer of the Sponsor will receive a cash lump sum payment equal to the aggregate COBRA healthcare plan premium costs over the Severance Period regardless of whether the Chief Executive Officer of the Sponsor elects COBRA, with payment of such lump sum amount to be made in accordance with Section 5.01 of the Plan.

4.	The second paragraph of Section 4.b. of Appendix A is hereby amended in its entirety to read as follows:
During the twelve (12) month period [twenty-four (24) month period in the case of the Chief Executive Officer of the Sponsor] following Employee’s Employment Termination Date, Employee will not, directly or indirectly, for Employee or for others in any geographic area where Company engages or plans to engage in business:
i.    perform any job, task, function, skill, or responsibility for a Competing Business that Employee has provided for Company in the 12-month period [24-month period in the case of the Chief Executive Officer of the Sponsor] preceding the Employee’s Employment Termination Date (for purposes herein, a Competing Business shall mean the following companies: __________________) [for purposes herein, in the case of the Chief Executive Officer of the Sponsor, Competing Business shall mean any direct competitor of Company which, in general terms, means a specialty retailer of better women’s apparel or better women’s intimate apparel, sleepwear and bath and body products]; or
ii.    render advice or services to, or otherwise assist, any other person, association or entity in the business of “i” above.

5.	Section 4.c. of Appendix A is hereby amended in its entirety to read as follows:
c.    Non-Solicitation of Employees. During the twelve (12) month period [twenty-four (24) month period in the case of the Chief Executive Officer of the Sponsor] following the Employee’s Employment Termination Date for any reason, Employee will not, either directly or indirectly, call on, solicit, or induce any other employee or officer of the Company whom Employee had contact with, knowledge of, or association with in the course of employment with Company to terminate his or her employment, and will not assist any other person or entity in such a solicitation.
IN WITNESS WHEREOF, the Employer has caused this amendment to be executed by a duly authorized representative this 15th day of October, 2015.
Chico’s FAS, Inc.

By:    /s/ Sara Stensrud
Its:    EVP/Chief Human Resources Officer
Firmwide:136395216.1 049970.1002

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